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                    NUKO Information Systems, Inc. and Subsidiary

                INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (Cont.)

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                                                                                     Q1 Ended
                                                            April 30,                March 31,               December 31,
                                                            1996                     1996                    1995
                                                            ----------------         -----------------       ----------------
                                                            (Unaudited)              (Unaudited)             (Audited)
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities
        Accounts payable                                    $  1,417,010              $ 1,541,479             $  1,319,959
        Accrued liabilities                                      314,961                  532,852                  108,719
        Current portion -- capital lease obligation              100,457                   99,135                   95,273
                                                            ----------------         -----------------       ----------------
        Total current liabilities                              1,832,428                2,173,466                1,523,951

        Senior notes                                             325,000                  325,000                  325,000
        Capital lease obligation                                  66,411                   75,406                  101,686
                                                            ----------------         -----------------       ----------------
  Total liabilities                                            2,223,839                2,573,872                1,950,637


SHAREHOLDERS' EQUITY
        Common stock, $0.001 par value, 20,000,000
          shares authorized: 10,250,918 shares
          issued and outstanding  at March 31, 1996;
          and 9,128,418 shares issued and outstanding
          at December 31, 1995                                    10,250                   10,250                    9,128
        Additional paid-in capital                            20,115,349               20,124,578               15,741,718
        Accumulated deficit                                   (7,576,997)              (7,438,389)              (4,373,614)
                                                            ----------------         -----------------       ----------------
        Total shareholders' equity                            12,548,602               12,696,439               11,377,232
                                                            ----------------         -----------------       ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $14,772,441              $15,270,311              $13,327,869
                                                            ----------------         -----------------       ----------------
                                                            ----------------         -----------------       ----------------

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